27

NAME OF REGISTRANT
Franklin Global Trust
File No. 811-09869

EXHIBIT ITEM No. 77Q (g): Exhibit to accompany Exhibit No. 77M.



              AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan"), is made as of this 19th day of June, 2003, by and between FTI Funds ("FTI Trust"), a business trust created under the laws of The Commonwealth of Massachusetts in 1995 with its principal place of business at One Franklin Parkway, San Mateo, California 94403, on beha1f of its series, FTI Large Capitalization Growth and Income Fund, FTI Small Capitalization Equity Fund and FTI European Smaller Companies Fund ("FTI Funds"), and Franklin Global Trust ("FG Trust"), a statutory trust created under the laws of the State of Delaware in 2000 with its principal place of business at One Franklin Parkway, San Mateo, California 94403, on beha1f of its series, Fiduciary Large Capitalization Growth and Income Fund, Fiduciary Small Capitalization Equity Fund and Fiduciary European Smaller Companies Fund ("FGT Funds").

                     PLAN OF REORGANIZATION

     The reorganization will consist of (i) the acquisition by FG Trust, on behalf of the FGT Funds, of all of the property, assets and goodwill of the FTI Funds in exchange solely for the assumption of all obligations and liabilities of the FTI Funds by the corresponding FGT Funds and full and fractional shares of beneficial interest, par value $0.01 per share, of the corresponding FGT Funds; (ii) the distribution of shares of the FGT Funds to the shareholders of the corresponding FTI Funds, according to their respective interests in the FTI Funds, in complete liquidation of the FTI Funds; and (iii) the dissolution of the FTI Funds as soon as is practicable after the closing (as defined in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of the Plan hereinafter set forth.

     The FTI Funds and the FGT Funds correspond to each other as follows:

FTI Large Capitalization corresponds   Fiduciary Large
Growth  and Income Fund  to            Capitalization Growth  and
                                       Income Fund

FTI Small Capitalization corresponds   Fiduciary Small
Equity Fund              to            Capitalization Equity Fund

FTI European Smaller     corresponds   Fiduciary European Smaller
Companies Fund           to            Companies Fund



                            AGREEMENT

     In order to consummate the Plan and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1.   Sale and Transfer of Assets, Liquidation and Dissolution of
FTI Funds.

     (a) Subject to the terms and conditions of the Plan, and in reliance on the representations and warranties of FG Trust on behalf of FGT Funds herein contained, and in consideration of the delivery by FG Trust of the number of FGT Funds' shares hereinafter provided and the assumption of FG Trust, on behalf of the FGT Funds, of all of the obligations and liabilities of the corresponding FTI Funds (as hereinafter provided), FTI Trust on behalf of each FTI Fund agrees that it will convey, transfer and deliver to FG Trust, on behalf of each corresponding FGT Fund, at the closing date (as defined in Section 3, hereinafter called the "Closing Date") all of FTI Fund's then existing assets ("Assets"). The transactions contemplated hereby are intended to qualify as reorganizations within the meaning of
Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

(b) Subject to the terms and conditions of the Plan, and in reliance on the representations and warranties of FTI Trust on behalf of FTI Funds herein contained, and in consideration of such sale, conveyance, transfer, and delivery, FG Trust, on behalf of each FGT Fund, agrees at the Closing Date to (i) assume and pay, to the extent that they exist on or after the Closing Date, all of the corresponding FTI Fund's obligations and liabilities, whether absolute, accrued, known or unknown, contingent or otherwise, including all fees and expenses in connection with the Plan ("Liabilities"); and (ii) deliver to FTI Trust the number of each FGT Fund's shares equal to the number of outstanding shares of the corresponding FTI Fund, as of 4:00 p.m., Eastern time, on the Closing Date. The value of each FGT Fund's shares delivered to FTI Trust shall have an aggregate net asset value equal to the value of the corresponding FTI Fund's Assets, less Liabilities assumed, all determined as provided in Section 2 of this Plan and as of the date and time specified therein.
(c) Immediately following the Closing Date, FTI Trust shall dissolve itself and the FTI Funds and distribute pro rata to their shareholders of record as of the close of business on the Closing Date, shares of the corresponding FGT Funds received by FTI Funds pursuant to this Section 1. Such liquidation and distribution shall be accomplished by the establishment of accounts on the share records of FGT Funds for the benefit of shareholders of the corresponding FTI Funds of the type and in the amounts due such shareholders based on their respective holdings as of the close of business on the Closing Date. Fractional FGT Funds' shares shall be carried to the third decimal place. As promptly as practicable after the Closing, each holder of any outstanding certificate or certificates representing shares of beneficial interest of the FTI Funds shall be entitled to surrender the same to the transfer agent for FGT Funds in exchange for the number of shares of the corresponding FGT Funds into which the FTI Funds' shares theretofore represented by the certificate or certificates so surrendered shall have been converted. Certificates for FGT Funds' shares shall not be issued, unless specifically requested by the shareholders. Until so surrendered, each outstanding certificate which, prior to the Closing, represented shares of beneficial interest of the FTI Funds shall be deemed for all the FGT Funds' purposes to evidence ownership of the number of FGT Funds' shares into which the FTI Funds' shares (which prior to the Closing were represented thereby) have been converted.
2.   Valuation.

     (a) The value of the FGT Funds' shares, the FTI Funds' shares and the FTI Funds' Assets to be acquired by FGT Funds hereunder shall in each case be computed as of 4:00 p.m. Eastern time on the Closing Date unless on such date (a) the New York Stock Exchange ("NYSE") is not open for unrestricted trading or
(b) the reporting of trading on the NYSE or elsewhere is disrupted or (c) any other extraordinary financial event or market condition occurs (all such events described in (a), (b) or (c) are each referred to as a "Market Disruption"). The net asset value per share of the FGT Funds' shares, the FTI Funds' shares and the value of the FTI Funds' Assets shall be computed in accordance with the valuation procedures set forth in the respective prospectus of the FGT Funds and the FTI Funds.

(b) In the event of a Market Disruption on the proposed Closing Date so that accurate appraisal of the net asset value of the FGT Funds' shares, the FTI Funds' shares or the value of the FTI Funds' Assets is impracticable, the Closing Date shall be postponed until the first business day when regular trading on the NYSE shall have been fully resumed and reporting shall have been restored and other trading markets are otherwise stabilized.
(c) All computations of value regarding the net asset value of the FGT Funds' shares, the FTI Funds' shares and the value of the FTI Funds' Assets shall be made by the investment advisor to the FGT Funds; provided, however, that all computations of value shall be subject to review by the FTI Funds.
3.   Closing and Closing Date.

     The Closing Date shall be July 24, 2003, or such later date as the parties may mutually agree. The Closing Date shall take place at the principal office of FTI Trust at 5:00 p.m., Eastern time, on the Closing Date. FTI Trust, on behalf of FTI Funds, shall have provided for delivery as of the Closing Date of the Assets of FTI Funds to be transferred to the account of the corresponding FGT Funds at FGT Funds' Custodian, Bank of New York, Mutual Funds Division, 90 Washington Street, New York, NY 10286. The FGT Funds shall assume all liabilities of the FTI Funds in connection with the acquisition of Assets, except that recourse for assumed liabilities relating to an FTI Fund shall be limited to the corresponding FGT Fund. Also, FTI Trust, on behalf of FTI Funds, shall deliver at the Closing a list of names and addresses of the shareholders of record of the FTI Funds' shares and the number of full and fractional shares of beneficial interest owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of 4:00 p.m., Eastern time, on the Closing Date, certified by its transfer agent or by its President to the best of its or his knowledge and belief. FG Trust on behalf of FGT Funds shall issue and deliver a certificate or certificates evidencing the shares of beneficial interest of FGT Funds to be delivered to the accounts of the FTI Funds at said transfer agent registered in such manner as the officers of FTI Trust on behalf of FTI Funds may request, or provide evidence satisfactory to FTI Trust that such FGT Funds' shares have been registered in an account on the books of the FGT Funds in such manner as the officers of FTI Trust on behalf of FTI Funds may request.

4.   Representations and Warranties by FG Trust on behalf of FGT
Funds.

     FG Trust, on behalf of FGT Funds, represents and warrants to FTI Trust that:

     (a) FGT Funds are series of FG Trust, a business trust created under the laws of the State of Delaware on September 26, 2000, and are validly existing under the laws of that State. FG Trust is duly registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company, and that while no FGT Funds' shares have been issued, they will be issued and sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "1933 Act").

(b) FG Trust is authorized to issue an unlimited number of shares of beneficial interest of the FGT Funds, par value $0.01 per share, each outstanding share of which is fully paid, non-assessable, freely transferable and has full voting rights. The FGT Funds have one class of shares, and an unlimited number of shares of beneficial interest, par value $0.01 per share, has been allocated and designated to the FGT Funds' shares. No shareholder of FG Trust shall have any option, warrant or preemptive right of subscription or purchase with respect to the each FGT Fund.
(c) The books and records of FGT Funds accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of FGT Funds.
(d) FG Trust has the power to own all of its properties and assets, to perform its obligations under the Plan and to consummate the transactions contemplated herein. FG Trust is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would not subject it to any material liability or disability. FG Trust has all necessary federal, state and local authorizations, consents and approvals required to own all of its properties and assets and to conduct FGT Funds' business as such business is now being conducted and to consummate the transactions contemplated herein.
(e) FG Trust, on behalf of FGT Funds, is not a party to or obligated under any provision of its Declaration of Trust, as amended ("Declaration of Trust") or Amended and Restated By-laws ("By-laws"), or any contract or any other commitment or obligation, is not subject to any order or decree that would be violated by its execution of or performance of its obligations under the Plan, and no consent, approval, authorization or order of any court or governmental authority is required for the consummation by FG Trust of the transactions contemplated by the Plan, except for the registration of the FGT Funds shares under the 1933 Act, the 1940 Act, or as may otherwise be required under the federal and state securities laws or the rules and regulations thereunder.
(f) FG Trust has elected or intends to elect to treat each of the FGT Funds as a regulated investment company ("RIC") for federal income tax purposes under Part I of Subchapter M of the Code, each of the FGT Funds will be a "fund" as defined in
Section 851(g)(2) of the Code, will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.
(g) FGT Funds are not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.
(h) FGT Funds do not have any unamortized or unpaid organizational fees or expenses.
(i) All information to be furnished by FG Trust to FTI Trust for use in preparing any prospectus, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations applicable thereto.
(j) FGT Funds do not have and will not have any liabilities or assets prior to the Closing.
(k) FG Trust has no plan or intention to issue additional shares of the FGT Funds following the reorganization except for shares issued in the ordinary course of business as series of an open-end investment company; nor does FG Trust have any plan or intention to redeem or otherwise reacquire any shares of the FGT Funds issued pursuant to the reorganization, other than in the ordinary course of business or to the extent necessary to comply with any legal obligation under Section 22(e) of the 1940 Act.
(l) FGT Funds will actively continue the FTI Funds' business in substantially the same manner that the FTI Funds conducted that business immediately before the reorganization. The FGT Funds have no plan or intention to sell or otherwise dispose of any of the former assets of the FTI Funds, except for dispositions made in the ordinary course of business or dispositions necessary to maintain qualification as a RIC, although in the ordinary course of business, the FGT Funds will continuously review their investment portfolios (as the FTI Funds did before the reorganization) to determine whether to retain or dispose of particular stocks or securities, including those included among the former assets of the FTI Funds.
(m) The Proxy Statement referred to in Section 7(f) hereof (other than the portions of such documents based on information furnished by or on behalf of FTI Trust for inclusion or incorporation by reference therein), and any Prospectus or Statement of Additional Information of FGT Funds accompanying or incorporated therein by reference, and any supplement or amendment to the Proxy Statement or any such Prospectus or Statement of Additional Information, on the effective and clearance dates of the Proxy Statement, on the date of the Special Meeting of the FTI Funds' shareholders, and on the Closing Date: (a) shall comply in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act, the 1940 Act, the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder; and (b) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading.
5. Representations and Warranties by FTI Trust on behalf of the FTI Funds.

     FTI Trust, on behalf of the FTI Funds, represents and warrants to FG Trust that:

     (a) FTI Funds are series of FTI Trust, a business trust created under the laws of The Commonwealth of Massachusetts on October
18, 1995, and is validly existing under the laws of that Commonwealth. FTI Trust is duly registered under the 1940 Act as an open-end, management investment company, and all of FTI
Trust's FTI Funds' shares sold were sold pursuant to an effective registration statement filed under the 1933 Act, except for those shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital.

(b) FTI Trust is authorized to issue an unlimited number of shares of beneficial interest of the FTI Funds, without par value, each outstanding share of which is fully paid, non-assessable, freely transferable and has full voting rights, and currently issues shares of three (3) series. The FTI Funds have one class of shares, and an unlimited number of shares of beneficial interest of FTI Trust, without par value, has been allocated and designated to this class of the FTI Funds.
(c) The financial statements appearing in the FTI Trust's Annual Report to Shareholders for the fiscal year ended November 30, 2002, audited by Ernst & Young, LLP, copies of which have been delivered to FG Trust, and any interim financial statements for FTI Trust which may be furnished to FG Trust, fairly present the financial position of the FTI Funds as of such date and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.
(d) The books and records of the FTI Funds accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of the FTI Funds.
(e) FTI Trust has the power to own all of its properties and assets, to perform its obligations under the Plan and to consummate the transactions contemplated herein. FTI Trust is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would not subject it to any material liability or disability. FTI Trust has all necessary federal, state and local authorizations, consents and approvals required to own all of its properties and assets and to conduct the FTI Funds' business as such business is now being conducted and to consummate the transactions contemplated herein.
(f) FTI Trust on behalf of the FTI Funds is not a party to or obligated under any provision of its Agreement and Declaration of Trust or By-laws, or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under the Plan. FTI Trust has furnished FG Trust with copies or descriptions of all material agreements or other arrangements to which the FTI Funds are a party. The FTI Funds have no material contracts or other commitments (other than the Plan or agreements for the purchase of securities entered into in the ordinary course of business and consistent with its obligations under the Plan) which will not be terminated by the FTI Funds in accordance with their terms at or prior to the Closing Date.
(g) FTI Trust has elected to treat each of the FTI Funds as a RIC for federal income tax purposes under Part I of Subchapter M of the Code, each of the FTI Funds has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.
(h) The FTI Funds are not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.
(i) The FTI Funds do not have any unamortized or unpaid organization fees or expenses.
(j) The Prospectus of the FTI Funds, dated April 1, 2003, and the corresponding Statement of Additional Information, dated April 1, 2003, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any amended, revised, or new prospectus or statement of additional information of the FTI Funds or any supplement thereto, that is hereafter filed with the Securities and Exchange Commission ("SEC") (copies of which documents shall be provided to FG Trust promptly after such filing), shall not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
(k) The FTI Funds do not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those reflected in the financial statements referred to in
Section 5(c) hereof and those incurred in the ordinary course of business as an investment company since the dates of those financial statements. On the Closing Date, FTI Trust shall advise FG Trust in writing of all the FTI Funds' known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued at such time.
(l) Since November 30, 2002, there has not been any material adverse change in the FTI Funds' financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of business.
(m) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the FTI Funds or FTI Trust of the transactions contemplated by the Plan, except as may be required under the federal or state securities laws or the rules and regulations thereunder.
(n) The information to be furnished by FTI Trust or the FTI Funds for use in preparing the Proxy Statement referred to in
Section 7(f) hereof, and any other documents which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto.
(o) There is no plan or intention of the FTI Funds' shareholders who individually own 5% or more of shares of the FTI Funds and, to the best of FTI Trust's knowledge, there is no plan or intention of the remaining FTI Funds' shareholders to redeem or otherwise to dispose of any shares of FGT Funds to be received by them in the reorganization (other than redemptions and dispositions of shares of FGT Funds that may occur in the future as a consequence of investment decisions unrelated to the reorganization). FTI Trust does not anticipate dispositions of shares of the FTI Funds at the time or soon after the reorganization to exceed the usual rate and frequency of redemptions of shares of the FTI Funds as series of an open-end investment company. Consequently, FTI Trust is not aware of any plan that would cause the percentage of shareholder interests, if any, that will be disposed of as a result of or at the time of the reorganization to be 1% or more of the shares of the FTI Funds outstanding as of the Closing Date.
(p) The statement of assets and liabilities to be furnished by it as of 4:00 p.m. Eastern time on the Closing Date for the purpose of determining the number of FGT Funds' shares to be issued pursuant to Section 1 of the Plan, will accurately reflect each FTI Fund's Assets and outstanding shares of beneficial interest, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.
(q) At the Closing, it will have good and marketable title to all of the Assets shown on the statement of assets and liabilities referred to in (a) above, except such imperfections of title as do not materially detract from the value or use of the Assets subject thereto, or materially affect title thereto.
(r) As of the Closing Date, the FTI Funds will not have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire shares of the FTI Funds, except for the right of investors to acquire shares at net asset value in the normal course of business as open-end diversified management investment companies operating under the 1940 Act.
(s) Throughout the five-year period ending on the Closing Date, the FTI Funds will have conducted their historic business within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code in a substantially unchanged manner.
6.   Representations and Warranties by FTI Trust and FG Trust.

     FTI Trust, on behalf of the FTI Funds, and FG Trust, on behalf of the FGT Funds, each represents and warrants to the other that:

     (a) Except as disclosed in its currently effective prospectus relating to the FTI Funds, in the case of FTI Trust, and the FGT Funds, in the case of FG Trust, there is no material suit, judicial action, or legal or administrative proceeding pending or threatened against it. Neither FG Trust nor FTI Trust is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the FGT Funds' or the FTI Funds' business or their ability to consummate the transactions herein contemplated.

(b) There are no known actual or proposed deficiency assessments with respect to any taxes payable by it.
(c) The execution, delivery, and performance of the Plan have been duly authorized by all necessary action of its Board of Trustees, and the Plan, subject to the approval of the FTI Funds' shareholders in the case of FTI Trust, constitutes a valid and binding obligation enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.
(d) It anticipates that consummation of the Plan will not cause the FTI Funds, in the case of FTI Trust, and the FGT Funds, in the case of FG Trust, to fail to conform to the requirements of Subchapter M of the Code for federal income taxation as a RIC at the end of its fiscal year.
7.   Covenants of FTI Trust and FG Trust.

     (a) FTI Trust, on behalf of the FTI Funds, and FG Trust, on behalf of the FGT Funds, each covenant to operate their respective businesses as presently conducted between the date hereof and the Closing, it being understood that such ordinary course of business will include customary dividends and distributions and any other distribution necessary or desirable to avoid federal income or excise taxes.

(b) FTI Trust, on behalf of the FTI Funds, undertakes that it will not acquire the FGT Funds' shares for the purpose of making distributions thereof to anyone other than the FTI Funds' shareholders.
(c) FTI Trust, on behalf of the FTI Funds, undertakes that, if the Plan is consummated as to one or more FTI Funds, such FTI Funds will liquidate and dissolve, and if the Plan is consummated for all FTI Funds, FTI Trust will liquidate and dissolve itself and all FTI Funds.
(d) FTI Trust, on behalf of the FTI Funds, and FG Trust, on behalf of the FGT Funds, each agree that, by the Closing, all of their Federal and other tax returns and reports required by law to be filed on or before such date shall have been filed, and all Federal and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes, and to the best of their knowledge no such tax return is currently under audit and no tax deficiency or liability has been asserted with respect to such tax returns or reports by the Internal Revenue Service or any state or local tax authority.
(e) At the Closing, FTI Trust, on behalf of the FTI Funds, will provide the FGT Funds a copy of the shareholder ledger accounts, certified by the FTI Funds' transfer agent or their President to the best of its or his knowledge and belief, for all the shareholders of record of the FTI Funds' shares as of 4:00 p.m., Eastern time, on the Closing Date who are to become shareholders of the FGT Funds as a result of the transfer of assets that is the subject of the Plan.
(f) The Board of Trustees of FTI Trust shall call and FTI Trust shall hold, a Special Joint Meeting of the FTI Funds' shareholders to consider and vote upon the Plan (the "Special Meeting") and FTI Trust shall take all other actions reasonably necessary to obtain approval of the transactions contemplated herein. FTI Trust agrees (i) to file with the SEC, and (ii) to mail to each shareholder of record of FTI Funds entitled to vote at the Special Meeting at which action on the Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a Proxy Statement that complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act, as amended, and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder. At the time it becomes effective, at the time of the Special Meeting, and at the Closing Date, the Proxy Statement will (i) comply in all material respects with the applicable provisions of the 1934 Act, and the rules and regulations promulgated thereunder; and
(ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(g) Subject to the provisions of the Plan, FG Trust and FTI Trust each shall take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by the Plan.
(h) FTI Trust shall furnish to FG Trust on the Closing Date a Statement of Assets and Liabilities of the FTI Funds as of the Closing Date, which statement shall be prepared in accordance with GAAP consistently applied and shall be certified by the FTI Funds' Treasurer or Assistant Treasurer. As promptly as practicable, but in any case, within forty-five (45) days after the Closing Date, FTI Trust shall furnish to FG Trust, in such form as is reasonably satisfactory to FG Trust, a statement of the earnings and profits of the FTI Funds for federal income tax purposes, and of any capital loss carryovers and other items that will be carried over to the FGT Funds as a result of
Section 381 of the Code, which statement shall be certified by the FTI Funds' Treasurer or Assistant Treasurer. FTI Trust covenants that each of the FTI Funds have no earnings and profits that were accumulated by it or any acquired entity during a taxable year when it or such entity did not qualify as a RIC under the Code, or, if it has such earnings and profits, it shall distribute them to its shareholders prior to the Closing Date.
(i) FTI Trust shall deliver to FG Trust at the Closing Date confirmation or other adequate evidence as to the tax costs and holding periods of the assets and property of the FTI Funds transferred to FG Trust in accordance with the terms of the Plan.
8.   Conditions Precedent to be Fulfilled by FTI Trust and FG
Trust.

     The consummation of the Plan hereunder shall be subject to the following respective conditions:

     (a) That: (i) all the representations and warranties of the other party contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date; (ii) the other party shall have performed all obligations required by the Plan to be performed by it prior to the Closing; and (iii) the other party shall have delivered to such party a certificate signed by the President and by the Secretary or equivalent officer to the foregoing effect.

(b) That each party shall have delivered to the other party a copy of the resolutions approving the Plan adopted and approved by the appropriate action of the Board of Trustees certified by its Secretary or equivalent officer of each of the Funds.
(c) That the SEC shall not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940
Act. And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either party or would prohibit the transactions contemplated hereby.
(d) That the Plan and reorganizations contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of the FTI Funds at an annual or special meeting or any adjournment thereof.
(e) That a distribution or distributions shall have been declared for each of the FTI Funds prior to the Closing Date that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to 4:00 p.m. Eastern time on the Closing Date; and (ii) any undistributed ordinary income and capital gain net income from any period to the extent not otherwise declared for distribution. Capital gain net income has the meaning given such term by Section 1222(a) of the Code.
(f) That there shall be delivered to FTI Trust, on behalf of the FTI Funds, and FG Trust, on behalf of the FGT Funds, an opinion from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to FG Trust, to the effect that, provided the acquisition contemplated hereby is carried out in accordance with this Plan and with the laws of the Commonwealth of Massachusetts and State of Delaware, and based upon certificates of the officers of FTI Trust and FG Trust with regard to matters of fact for each FTI Fund and corresponding FGT Fund:
          (1) The acquisition by the FGT Fund of all the assets of the FTI Fund as provided for herein in exchange for the FGT Fund's shares and the assumption by the FGT Fund of all of the liabilities of the FTI Fund, followed by the distribution by the FTI Fund to its shareholders of the FGT Fund's shares in complete liquidation of the FTI Fund will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and the FTI Fund and the FGT Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

(2) No gain or loss will be recognized by the FTI Fund upon the transfer of all of its assets to, and assumption of its liabilities by, the FGT Fund in exchange solely for voting shares of the FGT Fund (Sections 361(a) and 357(a) of the Code);
(3) The FGT Fund will recognize no gain or loss upon the receipt of all of the assets of the corresponding FTI Fund, in exchange solely for voting shares of the FGT Fund (Section
1032(a) of the Code);
(4) No gain or loss will be recognized by the FTI Fund upon the distribution of the corresponding FGT Fund's shares to its shareholders in complete liquidation of the FTI Fund (in pursuance of the Plan) (Section 361(c)(1) of the Code);
(5) The basis of the assets of the FTI Fund received by the FGT Fund will be the same as the basis of such assets to the FTI
Fund immediately prior to the reorganization (Section 362(b) of the Code);
(6) The holding period of the assets of the FTI Fund received by the FGT Fund will include the period during which such assets were held by the FTI Fund (Section 1223(2) of the Code);
(7) No gain or loss will be recognized to the shareholders of the FTI Fund upon the exchange of their shares in the FTI Fund for voting shares of the FGT Fund (including fractional shares to which they may be entitled) (Section 354(a) of the Code);
(8) The basis of a FGT Fund's shares received by the shareholders of the FTI Fund shall be the same as the basis of the FTI Fund's shares exchanged therefor (Section 358(a)(1) of the Code);
(9) The holding period of the FGT Fund's shares received by shareholders of the FTI Fund (including fractional shares to which they may be entitled) will include the holding period of the FTI Fund's shares surrendered in exchange therefor, provided that the FTI Fund's shares were held as a capital asset on the effective date of the exchange (Section 1223(1) of the Code); and
(10) A FGT Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Treasury ("Treasury Regulations") the items of the FTI Fund described in Section
381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.
     (g) That there shall be delivered to FG Trust on behalf of the FGT Funds an opinion in form and substance satisfactory to it from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to
FTI Trust on behalf of the FTI Funds, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors' rights:

          (1) Each of the FTI Funds is a series of FTI Trust and the FTI Trust is a validly existing business trust in good standing under the laws of The Commonwealth of Massachusetts;

(2) FTI Trust is authorized to issue an unlimited number of shares of beneficial interest, without a par value, of the FTI Funds. One class of shares of the FTI Funds has been designated as the FTI Funds' shares, and an unlimited number of shares of beneficial interest of FTI Trust have been allocated to the FTI Funds' shares. Assuming that the initial shares of beneficial interest of the FTI Funds were issued in accordance with the 1940 Act and the Declaration of Trust, as amended, and By-laws, as amended and restated, of FTI Trust, and that all other outstanding shares of the FTI Funds were sold, issued and paid for in accordance with the terms of the FTI Funds' prospectus in effect at the time of such sales, each such outstanding share is duly authorized, fully paid, and non-assessable;
(3) The FTI Trust is an open-end investment company of the management type registered as such under the 1940 Act;
(4) Except as disclosed in the FTI Funds' currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against the FTI Funds, the unfavorable outcome of which would materially and adversely affect FTI Trust or the FTI Funds;
(5) The execution and delivery of the Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of FTI Trust on behalf of the FTI Funds; and
(6) Neither the execution, delivery, nor performance of the Plan by FTI Trust on behalf of the FTI Funds violates any provision of its Declaration of Trust or By-laws, or the provisions of any agreement or other instrument filed by FTI Trust as an exhibit to its Registration Statement on Form N-1A; the Plan is the legal, valid and binding obligation of FTI Trust on behalf of the FTI Funds and is enforceable against FTI Trust on behalf of the FTI Funds in accordance with its terms.
In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of FTI Trust with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of FTI Trust.

     (h) That there shall be delivered to FTI Trust on behalf of the FTI Funds an opinion in form and substance satisfactory to it from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to
FG Trust on behalf of the FGT Funds, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter affecting generally the enforcement of creditors' rights:

          (1) Each of the FGT Funds is a series of FG Trust and FG Trust is a validly existing statutory trust in good standing under the laws of the State of Delaware;

(2) FG Trust is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share of the FGT Funds. One class of shares FGT Funds has been designated as the FGT Funds' shares, and an unlimited number of shares of beneficial interest, par value $0.01 per share, have been allocated to the FGT Funds' shares. Assuming that the shares of beneficial interest of the FGT Funds to be delivered pursuant to the Plan are sold, issued and paid for in accordance with the terms of the FGT Funds' prospectus in effect at the time of the Closing, each such share of the FGT Funds is validly issued, fully paid, and non-assessable;
(3) Each of the FGT Funds is a series of the FG Trust, an open-end investment company of the management type registered as such under the 1940 Act;
(4) Such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against the FGT Funds, the unfavorable outcome of which would materially and adversely affect FG Trust or the FGT Funds;
(5) The execution and delivery of the Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of FG Trust on behalf of the FGT Funds;
(6) Neither the execution, delivery, nor performance of the Plan by FG Trust on behalf of the FGT Funds violates any provision of its Declaration of Trust or By-laws, or the provisions of any agreement or other instrument filed by FG Trust as an exhibit to its Registration Statement on Form N-1A; the Plan is the legal, valid and binding obligation of FG Trust on behalf of the FGT Funds and is enforceable against FG Trust on behalf of the FGT Funds in accordance with its terms; and
(7) The Registration Statement of FG Trust, of which the prospectus dated June 19, 2003 of the FGT Funds is a part (the "Prospectus") is, at the time of the signing of the Plan, effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the SEC under the 1933 Act, and nothing has come to counsel's attention that causes it to believe that, at the time the Prospectus became effective, or at the time of the signing of the Plan, or at the Closing, such Prospectus (except for the financial statements and other financial and statistical data included therein, as to which counsel need not express an opinion), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel knows of no legal or government proceedings required to be described in the Prospectus, or of any contract or document of a character required to be described in the Prospectus that is not described as required.
     In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of FG Trust with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of FG Trust.

     (i) That the FTI Funds shall have received a certificate from the President and Secretary of FG Trust on behalf of FGT Funds to the effect that the statements contained in the Prospectus, at the time the Prospectus became effective, at the date of the signing of the Plan, and at the Closing, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(j) That FG Trust's Registration Statement with respect to FGT Funds' shares to be delivered to FTI Funds' shareholders in accordance with the Plan shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.
(k) That the FGT Funds' shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit the FGT Funds' shares lawfully to be delivered to each holder of FTI Funds' shares.
(l) That, at the Closing, there shall be transferred to FG Trust on behalf of FGT Funds, aggregate Assets of the corresponding FTI Funds comprising at least 90% in fair market value of the total net assets and 70% of the fair market value of the total gross assets recorded on the books of each FTI Fund on the Closing Date.
(m) That there be delivered to FG Trust on behalf of FGT Funds information concerning the tax basis of FTI Funds in all securities transferred to the corresponding FGT Funds, together with shareholder information including the names, addresses, and taxpayer identification numbers of the shareholders of FTI Funds as of the Closing Date, the number of shares held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with FTI Funds respect to each shareholder.
9.   Brokerage Fees and Expenses.

     (a) FTI Trust on behalf of FTI Funds and FG Trust on behalf of FGT Funds each represents and warrants to the other that there are no broker or finders' fees payable by it in connection with the transactions provided for herein.

(b) The expenses of entering into and carrying out the provisions of the Plan shall be borne by Fiduciary
International, Inc. and its affiliates.
10.  Termination; Postponement; Waiver; Order.

     (a) Anything contained in the Plan to the contrary notwithstanding, the Plan may be terminated and the reorganization abandoned at any time (whether before or after approval thereof by the shareholders of the FTI Funds) prior to the Closing, or the Closing may be postponed as follows:

          (1) by mutual consent of FTI Trust on behalf of FTI Funds and FG Trust on behalf of FGT Funds;

(2) by FG Trust on behalf of FGT Funds if any condition of its obligations set forth in Section 8 has not been fulfilled or waived and it reasonably appears that such condition or obligation will not or cannot be met; or
(3) by FTI Trust on behalf of FTI Funds if any condition of its obligations set forth in Section 8 has not been fulfilled or waived and it reasonably appears that such condition or obligation will not or cannot be met.
     An election by FG Trust or FTI Trust to terminate the Plan and to abandon the reorganization shall be exercised, respectively, by the Board of Trustees of either FG Trust or FTI Trust.

     (b) If the transactions contemplated by the Plan have not been consummated by July 31, 2003, the Plan shall automatically terminate on that date, unless a later date is agreed to by both
FG Trust and FTI Trust.

(c) In the event of termination of the Plan pursuant to the provisions hereof, the same shall become void and have no further effect, and neither FTI Trust, FG Trust, FTI Funds nor FGT Funds, nor their trustees, officers, or agents or the shareholders of FTI Funds or FGT Funds shall have any liability in respect of the Plan, but all expenses incidental to the preparation and carrying out of the Plan shall be paid as provided in Section 9(b) hereof.
(d) At any time prior to the Closing, any of the terms or conditions of the Plan may be waived by the party who is entitled to the benefit thereof by action taken by that party's Board of Trustees if, in the judgment of such Board of Trustees, such action or waiver will not have a material adverse effect on the benefits intended under the Plan to its shareholders, on behalf of whom such action is taken.
(e) The respective representations and warranties contained in Sections 4 to 6 hereof shall expire with and terminate on the Closing Date, and neither FTI Trust nor FG Trust, nor any of their officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date. This provision shall not protect any officer, trustee, agent or shareholder of FTI Trust or FG Trust against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to its shareholders to which that officer, trustee, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.
(f) If any order or orders of the SEC with respect to the Plan shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Trustees of FTI Trust, on behalf of FTI Funds, or FG Trust, on behalf of FGT Funds, to be acceptable, such terms and conditions shall be binding as if a part of the Plan without further vote or approval of the shareholders of FTI Funds, unless such terms and conditions shall result in a change in the method of computing the number of FGT Funds' shares to be issued to FTI Funds in which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the shareholders of FTI Funds prior to the meeting at which the transactions contemplated by the Plan shall have been approved, the Plan shall not be consummated and shall terminate unless FTI Trust shall promptly call a special meeting of the shareholders of FTI Funds at which such conditions so imposed shall be submitted for approval.
11.  Indemnification.

     (a) FG Trust and the FGT Funds shall indemnify, defend and hold harmless the FTI Funds, FTI Trust, its Board of Trustees, officers, employees and agents (collectively "Acquired Fund Indemnified Parties") against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending third party claims, actions, suits or proceedings, whether or not resulting in any liability to such Acquired Fund Indemnified Parties, including amounts paid by any one or more of the Acquired Fund Indemnified Parties in a compromise or settlement of any such claim, action, suit or proceeding, or threatened third party claim, suit, action or proceeding made with the consent of FG Trust, arising from any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement, as filed and in effect with the SEC or any application prepared by FG Trust and FGT Funds with any state regulatory agency in connection with the transactions contemplated by the Plan under the securities laws thereof ("Application"); or which arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that FG
Trust and FGT Funds shall only be liable in such case to the extent that any such loss, claim, demand, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission about FG Trust and/or FGT Funds or the transactions contemplated by the Plan made in the Proxy Statement or any Application.

     (b) After the Closing Date, FG Trust, on behalf of the FGT Funds, shall also indemnify and hold harmless FTI Funds' Board of Trustees and officers (collectively, "Acquired Fund Covered Persons") against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending third party claims, actions, suits or proceedings, whether or not resulting in any liability to such Acquired Fund Covered Person, including amounts paid by any one or more of the Acquired Fund Covered Persons in a compromise or settlement of any such claim, suit, action or proceeding, or threatened third party claim, suit, action or proceeding made with the consent of FG Trust, on behalf of the FGT Funds, to the extent such Acquired Fund Covered Person is, or would have been, entitled to indemnification by FTI Trust prior to the Closing Date pursuant to FTI Trust's Declaration of Trust and By-Laws.

     (c) FTI Trust on behalf of FTI Funds, until the time of FTI Funds' liquidation, shall indemnify, defend, and hold harmless FGT Funds, FG Trust, its Board of Trustees, officers, employees and agents ("Acquiring Fund Indemnified Parties") against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses incurred in defending third party claims, actions, suits or proceedings, whether or not resulting in any liability to such Acquiring Fund Indemnified Parties, including amounts paid by any one or more of the Acquiring Fund Indemnified Parties in a compromise or settlement of any such claim, suit, action, or proceeding, made with the consent of FTI Trust, arising from any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement, as filed with the SEC or any Application; or which arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that FTI Trust and FTI Funds shall only be liable in such case to the extent that any such loss, claim, demand, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission about FTI Trust and/or FTI Funds or the transactions contemplated by the Plan made in the Proxy Statement or any Application.

     (d) A party seeking indemnification hereunder is hereinafter called the "Indemnified Party" and the party from whom the Indemnified Party is seeking indemnification hereunder is hereinafter called the "Indemnifying Party." Each Indemnified Party shall notify the Indemnifying Party in writing within ten (10) days of the receipt by one or more of the Indemnified Parties of any notice of legal process of any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11, but the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under this Section 11. The Indemnifying Party shall be entitled to participate at its own expense in the defense of any claim, action, suit, or proceeding covered by this Section 11, or, if it so elects, to assume at its own expense, the defense thereof with counsel satisfactory to the Indemnified Parties; provided, however, if the defendants in any such action include both the Indemnifying Party and any Indemnified Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action on behalf of such Indemnified Party.

          Upon receipt of notice from the Indemnifying Party to the Indemnified Parties of the election by the Indemnifying Party to assume the defense of such action, the Indemnifying Party shall not be liable to such Indemnified Parties under this
Section 11 for any legal or other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof unless (i) the Indemnified Parties shall have employed such counsel in connection with the assumption of legal defenses in accordance with the provision of the immediately preceding sentence (it being understood, however, that the Indemnifying Parties shall not be liable for the expenses of more than one separate counsel); (ii) the Indemnifying Parties do not employ counsel reasonably satisfactory to the Indemnified Parties to represent the Indemnified Parties within a reasonable amount of time after notice of commencement of the action; or (iii) the Indemnifying Parties have authorized the employment of counsel for the Indemnified Parties at its expense.

     (e) This Section 11 shall survive the termination of the Plan and for a period of three (3) years following the Closing Date.

12.  Liability of FG Trust and FTI Trust.

     (a) Each party acknowledges and agrees that all obligations of FG Trust under the Plan are binding only with respect to FGT
Funds; that any liability of FG Trust under the Plan with respect to an FGT Fund, or in connection with the transactions contemplated herein with respect to such FGT Fund, shall be discharged only out of the assets of that FGT Fund; that no other series of FG Trust shall be liable with respect to the Plan or in connection with the transactions contemplated herein;
and that neither FTI Trust nor FTI Funds shall seek satisfaction of any such obligation or liability from the shareholders of FG Trust, the trustees, officers, employees or agents of FG Trust, or any of them.

(b) Each party acknowledges and agrees that all obligations of FTI Trust under the Plan are binding only with respect to the respective FTI Funds; that any liability of FTI Trust under the Plan with respect to an FTI Fund, or in connection with the transactions contemplated herein with respect to such FTI Fund, shall be discharged only out of the assets of that FTI Fund; that no other series of FTI Trust shall be liable with respect to the Plan or in connection with the transactions contemplated herein; and that neither FG Trust nor FGT Funds shall seek satisfaction of any such obligation or liability from the shareholders of FTI Trust, the trustees, officers, employees or agents of FTI Trust, or any of them.
13.   Severability.

     Subject to the conditions set forth in the Plan and notwithstanding anything herein that may be construed to the contrary, the failure of one of the FTI Funds to consummate the transactions contemplated hereby shall not, or to comply with the conditions set forth in Section 8 of the Plan may not, affect the consummation or validity of the reorganization with respect to any other FTI Fund, and the provisions of this Agreement shall be construed to effect this intent, including, without limitation, as the context requires, construing the terms "FTI Fund" and "FGT Fund" as meaning only those series of FTI Trust and FG Trust, respectively, that are involved in the reorganization as of the Closing Date.

14.  Entire Agreement and Amendments.

     The Plan embodies the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties relating to the transactions contemplated by the Plan other than those set forth herein or herein provided for. The Plan may be amended only by mutual consent of the parties in writing. Neither the Plan nor any interest herein may be assigned without the prior written consent of the other party.

15.  Counterparts.

     The Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

16.  Notices.

     Any notice, report, or demand required or permitted by any provision of the Plan shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to Franklin Global Trust, at One Franklin Parkway, San Mateo, California 94403, Attention: Secretary, or the FTI Funds, at One Franklin Parkway, San Mateo, California 94403 Attention: Secretary, as the case may be.

17.  Governing Law.

     The Plan shall be governed by and carried out in accordance with the laws of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, FTI Trust, on behalf of FTI Funds, and FG
Trust, on behalf of FGT Funds, have each caused the Plan to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

                                   FRANKLIN GLOBAL TRUST, on
                                   behalf of Fiduciary Large
                                   Capitalization Growth and
                                   Income Fund, Fiduciary Small
                                   Capitalization Equity Fund
                                   and Fiduciary European
                                   Smaller Companies Fund

Attest:
/s/Murray L. Simpson               By:/s/David P. Goss

Murray L. Simpson                       David P. Goss
Secretary                                      Vice President





                                   FTI FUNDS, on behalf of FTI
                                   Large Capitalization Growth
                                   and Income Fund, FTI Small
                                   Capitalization Equity  Fund
                                   and FTI European Smaller
                                   Companies Fund

Attest:

/s/Murray L. Simpson               By:/s/David P. Goss

Murray L. Simpson                       David P. Goss
Secretary                                      Vice President